Exhibit 10.1

AMENDED AND RESTATED

16803 Dallas Parkway

OFFICE LEASE

This Amended and Restated Office Lease (the “Lease”), executed on the _26th_ day of ____________June_________, 2017 (the “Execution Date”), and dated effective as of the 1st day of January, 2017 (the “Effective Date”), is made and entered into by Longfellow Energy, LP, a Texas limited partnership (“Landlord”) and TransAtlantic Petroleum (USA) Corp., previously a Colorado company, now a Delaware company (“Tenant”).  For purposes of this Lease, the Landlord and Tenant may also be referred to as “Party” or “Parties.”

WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated August 22, 2011 (“2011 Lease”) wherein Tenant leased approximately 5,300 square feet of office space from Landlord located on the second floor of the Office Complex (as defined below);

WHEREAS, the 2011 Lease termed on its own accord on August 22, 2016, and Tenant’s obligation under the 2011 Lease is currently month-to-month;

WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated April 5, 2013 (“2013 Lease”) wherein Tenant leased approximately 4,696 square feet of office space from Landlord located on the first floor of the Office Complex;

WHEREAS, Tenant no longer uses space on the first floor of the Office Complex and has changed the amount of space it uses on the second floor of the Office Complex;

WHEREAS, Landlord and Tenant desire to cancel the 2011 Lease by executing the Notice of Cancellation attached hereto as Exhibit “D”; and

WHEREAS, Landlord and Tenant desire to amend and restate the 2013 Lease to reflect, among other things, current market rental rates and a new description of the leased Premises.

THERFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree to the following terms and conditions herein:

1.PREMISES.  Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, that certain commercial office space containing approximately 10,000 square feet of leasable floor area (the “Premises”), located on the second floor of the building located on certain real property known as 16803 Dallas Parkway, Addison, Texas (the “Office Complex”).  The location and dimensions of the Premises are more particularly described on Exhibit “A,” which is attached hereto and made a part hereof.  The Office Complex is located in the Triangle Pacific Survey, Block 1, Lot 1, ACS 3.870, City of Addison, County of Dallas, State of Texas.

2.USE.  Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.RENT.  Beginning on the Effective Date, and except as provided for below, Tenant agrees to pay the following to Landlord as monthly rent, without notice or demand:

a.	Year 1: Beginning on January 1, 2017 and ending on December 31, 2017, the following sums:
i.	Rent payments due on January 1, 2017 through May 1, 2017: Fourteen Thousand, Seven Hundred Forty-Five and No/100 Dollars ($14,745.16) per month.
ii.	Rent payment due on June 1, 2017 through December 1, 2017: Seventeen Thousand, Five Hundred and No/100 Dollars ($17,500.00) per month.
b.	Year 2: Beginning on January 1, 2018 and ending on December 31, 2018, the sum of Eighteen Thousand Three Hundred Thirty-Three and 33/100 Dollars ($18,333.33) per month.
c.	Year 3: Beginning on January 1, 2019 and ending on December 31, 2019, the sum of Eighteen Thousand, Seven Hundred Fifty and No/100 Dollars ($18,750.00) per month.
d.	Year 4: Beginning on January 1, 2020 and ending on December 31, 2020, the sum of Nineteen Thousand, One Hundred Sixty-Six and 67/100 Dollars ($19,166.67) per month.
e.	Year 5: Beginning on January 1, 2021 and ending on December 31, 2021, the sum of Nineteen Thousand, Five Hundred Eighty Three and 33/100 Dollars ($19,583.33) per month.

For purposes of this Lease, the term “Rent” shall mean the monthly amount due in the applicable lease year described in Section 3 above.  Rent shall be due and payable, in advance, on or before the first day of each calendar month during the Term, beginning on the Effective Date.  In addition to the Rent described in Section 3 above, Tenant shall pay Landlord a catch-up payment of Thirteen Thousand, Five Hundred Seventy-Eight and 53/100 Dollars ($13,578.53) on the Execution Date.

4.AS-IS.  Landlord delivers to Tenant the Premises AS-IS.  Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord as provided in Section 11 below.

5.TERM.  The Lease term shall commence on the Effective Date and shall end on the last day of the Sixtieth (60th) month thereafter (“Term”).  The Term may be extended pursuant to the Option granted to Tenant herein.

6.OPTION.   Landlord grants to Tenant the option to renew this Lease for two (2) additional term periods of sixty (60) months each.  Tenant may exercise each option to renew by giving written notice of Tenant’s exercise of such option to Landlord at least sixty (60) days before the end of the then current Term.  Except as provided below, if Tenant exercises such option to renew, unless agreed by the Parties in writing, the lease of the Premises shall be upon the same terms,

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provisions, and conditions contained in this Lease, except that (i) the Term of this Lease shall be extended for sixty (60) months; and (ii) the amount of the monthly Rent payable during such renewal term shall be at a mutually agreed upon market rate.

7.SECURITY DEPOSIT.  Tenant is not required to deliver a security deposit.

8.UTILITIES.  Landlord shall provide all utilities, including but not limited to gas, water, wastewater, electricity, trash, telephone, cable and internet, to Tenant on a monthly basis. Landlord shall bill Tenant on a monthly basis for all utilities according to actual, direct expenses, and Tenant shall pay such bill within thirty (30) days of receipt.

9.USES PROHIBITED.  Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which is not within the permitted use of the Premises, which will in any way increase the existing rate of or affect any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any part thereof or any of its contents.  Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises.  Tenant shall not commit or allow to be committed any waste in or upon the Premises.

10.COMPLIANCE WITH LAW.  Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.  To the extent applicable, Landlord shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

11.LEASEHOLD IMPROVEMENTS, ALTERATIONS AND OR ADDITIONS.  Tenant shall not make or allow to be made any leasehold improvements, alterations or additions to or of the Premises or any part thereof without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  In the event Landlord consents to the making of any leasehold improvements, alterations or additions to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and those items shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Premises upon the expiration or sooner termination of the Term hereof.

12.REPAIRS.

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12A.By execution of this Lease, Tenant shall be deemed to have accepted the Premises as being in good working order.  Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.

12B.Notwithstanding the provisions of Section 12A. above, Landlord shall repair and maintain the structural portions of the Premises, including the exterior and interior demising walls and roof, unless, and to the extent that, such maintenance and repairs are caused by the act, neglect, fault or omission of any duty by Tenant, in which case Tenant shall pay to Landlord the actual cost of such maintenance and repairs.  Except as provided in Section 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises so long as these repairs do not cause an unreasonable burden on Tenant.

13.LIENS.  Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.

14.ASSIGNMENT AND SUBLETTING.  Tenant shall not voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, all without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person.  Any assignment or subletting without consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees, not to exceed One Hundred and No/100 Dollars ($100.00), incurred in connection with the processing of documents necessary to giving of such consent.

15.INDEMNIFICATION.

15A.  TENANT SHALL FOREVER DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ANY AND ALL PERSONS OWNED OR CONTROLLED BY OR AFFILIATED WITH LANDLORD AND THEIR RESPECTIVE MEMBERS, MANAGERS, PARTNERS, EQUITY HOLDERS, OFFICIERS, DIRECTORS, EMPLOYEES, AGENTS, MORTGAGEES, INSURERS, SUCCESORS AND ASSISGNS (EACH, AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING STRICT LIABILITY), ACTIONS, DEMANDS, PENALTIES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, CONSULTANT FEES EXPERT WITNESS FEES, ACCOUNTING FEES,

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ATTORNEYS’ FEES, EXPENSES AND REMDIAL COSTS), LAWSUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT, AND DAMAGES OF ANY AND EVERY KIND WHATSOEVER WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE EXPIRATION AND TERMINATION OF THIS LEASE), INCLUDING, WITHOUT LIMITATION, THE DEFAULT DAMAGES AND/OR LOSSES OF RENTS (COLLECTIVELY, THE “LOSSES”), PAID, INCURRED OR SUFFERED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES OR ANY ONE OF THEM BY ANY GOVERNMENTAL AUTHORITY OR OTHER PERSON TO THE EXTENT RESULTING FROM, ATTRIBUTABLE TO OR OTHERWISE ARISING PURSUANT TO:  (A) ANY CONTAMINATION CAUSED OR SUFFERED BY THE TENANT PARTIES; (B) ANY BREACH OR VIOLATION OF THIS LEASE BY TENANT; (C) ANY BREACH OR VIOLATION OF ANY APPLICABLE LAWS BY THE TENANT PARTIES; (D) THE USE OR MISUSE OF THE PREMISES BY THE TENANT PARTIES; (E) ANY EVENT OR OCCURRENCE AT OR ON THE PREMISES DURING THE TERM OF THIS LEASE OR THEREAFTER WHILE IN THE POSSESSION OF TENANT, WHATEVER THE CAUSE; (F) ANY CHANGE IN THE CONDITION OF THE PREMISES, EXCEPT FOR CHANGES EXPRESSLY PERMITTED UNDER THIS LEASE; (G) ANY CLAIM, DEMAND, PROCEEDING, ACTION, INVESTIGATION OR LAWSUIT (EACH A “PROCEEDING”) BROUGHT, PROSECUTED OR INSTITUTED TO FORECLOSE UPON ANY LIEN FOR LABOR OR MATERIALS FURNISHED TO OR AT THE REQUEST OF TENANT, AND/OR ANY BANKRUPTCY, INSOLVENCY, OR CREDITORS RIGHTS PROCEEDING INVOLVING TENANT; AND/OR (H) ANY PROCEEDING AGAINST ANY TENANT PARTIES OR BY REASON OF ANY ACTS OR OMISSIONS OF ANY TENANT PARTIES IN WHICH LANDLORD IS NAMED OR MADE A PARTY TO SUCH PROCEEDING (INCLUDING, WITHOUT LIMITATION, A CLAIM BY ANY TENANT PARTIES FOR CONTRIBUTION BY LANDLORD).  NOTWITHSTANDING THE FOREGOING, TENANT SHALL HAVE NO LIABILITY UNDER THIS SECTION 15A FOR LOSSES SOLELY ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR (IN THE CASE OF ACTIVITIES UNDERTAKEN UNDER THE EXPRESS AUTHORITY OF LANDLORD FOR THE PERFORMANCE OF LANDLORD’S CONSRUCTION, REPAIR, MAINTENANCE AND/OR REPLACEMENT OBLIGATIONS HEREUNDER, LANDLORD’S CONTRACTORS)

15B.  TENANT SHALL REIMBURSE LANDLORD, UPON DEMAND, FOR ALL LOSSES INCURRED, PAID OR PAYABLE BY LANDLORD, WHETHER OR NOT A PROCEEDING IS COMMENCED OR JUDGMENT ENTERED.  IN ADDITION, IF ANY ACTION FOR BREACH OF OR TO ENFORCE THE PROVISIONS OF THIS LEASE IS COMMENCED, LANDLORD SHALL BE ENTITLED TO RECEIVE FROM TENANT ALL AMOUNTS INCURRED BY LANDLORD FOR ITS ACTUAL ATTORNEYS’ FEES AND COSTS.

15C.  LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM ANY LOSSES SUFFERED OR INCURRED BY TENANT THAT IS

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DIRECTLY AND PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR (IN THE CASE OF ACTIVITIES UNDERTAKEN UNDER THE EXPRESS AUTHORITY OF LANDLORD FOR THE PERFORMANCE OF LANDLORD’S CONSTRUCTION, REPAIR, MAINTENANCE AND/OR REPLACEMENT OBLIGATIONS HEREUNDER,  LANDLORD’S CONTRACTORS); PROVIDED, UNDER NO CIRCUMSTANCES WILL LANDLORD BE LIABILE TO TENANT FOR ANY CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF ENTERPRISE VALUE, OR LOSS OF GOODWILL.  NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY SET FORTH IN THIS LEASE, IN ALL EVENTS AND UNDER ALL CIRCUMSTANCES, THE LIABILITY OF LANDLORD TO TENANT, WHETHER UNDER THIS SECTION 15C, ANY OTHER PROVISION OF THIS LEASE, OR BY OPERATION OF APPLICABLE LAW, SHALL BE LIMITED IN RECOURSE TO THE INTEREST OF LANDLORD IN THE PREMISES (INCLUDING ALL PROCEEDS OF SALE, RENT OR OTHER INCOME DERIVED FROM THE PREMISES), TENANT AGREES TO LOOK SOLELY TO SUCH INTEREST OF LANDLORD IN THE PREMISES FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD WITHOUT PERSONAL RECOURSE TO LANDLORD.

15D.  This Section 15 shall survive the expiration or termination of the Lease.

15E.  In the event of any transfer or transfer of the title of the fee interest of Landlord in the Premises (and in case of any subsequent transfers or conveyances, the then-grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, including but not limited to, any obligation to Tenant with respect to the Security Deposit (if any), upon assignment of same to the transferee, provided that (a) the interest of the transferor, as the lessor, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over to such transferee subject to such interest of the Tenant; and (b) the transferee expressly agrees in writing to be bound by the terms of this Lease.

16.SUBROGATION.  As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties.  Each party shall apply to their insurers to obtain said waivers.  Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

17.LIABILITY INSURANCE.  Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be in the

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amount of not less than $500,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $1,000,000.00 for injury or death of more than one person in any one accident or occurrence.  Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $500,000.00.  Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto.  If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant and the cost of which insurance shall be reimbursed or paid to Landlord by Tenant upon Landlord’s demand for the same.  Insurance required hereunder shall be in companies rated A: XII or better in “Best's Key Rating Guide.”  Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord.  No policy shall be cancelable or subject to reduction of coverage.  All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

18.PERSONAL PROPERTY TAXES.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon all Tenant’s leasehold improvements, alterations, additions, equipment, furniture, fixtures, and any other personal property located in the Premises.  In the event any or all of the Tenant’s leasehold improvements, alterations, additions, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

19.RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and/or modify so long as such rules and regulations do not cause an unreasonable burden on Tenant. The rules and regulations are attached hereto and made a part hereof as Exhibit “B.”

20.HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without the express written consent of Landlord, such occupancy shall be deemed to be a tenancy from month to month at a monthly rental in the amount of 150% of the last monthly Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

21.ENTRY BY LANDLORD.  Landlord reserves, and shall at all times have, the right to enter the Premises at reasonable times and upon reasonable notice to inspect the same and to repair the Premises and any portion of the Premises that Landlord may deem necessary, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always ensuring that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not unreasonably be interfered with and such repairs shall not cause an unreasonable burden on Tenant.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s

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vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, except for gross negligence or willful misconduct of Landlord or its agents.

22.TENANT’S DEFAULT.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

22A.Notwithstanding any payment of current Rent, Tenant shall not desert, abandon or vacate the Premises or a substantial portion thereof, nor shall Tenant fail to operate its business in the Premises for more than thirty (30) days for any reason other than the destruction or condemnation of the Premises.

22B.The failure by Tenant to make any payment of rent or any other mutually agreed upon payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of seven (7) business days after written notice thereof by Landlord to Tenant.

22C.The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Section 22B, above, if such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

22D.The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

23.REMEDIES IN DEFAULT.

23A. Termination of the Lease.   Upon the occurrence of a default by Tenant hereunder, Landlord may, upon any applicable notice and opportunity to cure, terminate this Lease by giving written notice thereof to Tenant, and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all direct and actual but not consequential or punitive loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on reasonable terms or otherwise.

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23B.  Repossession and Re-Entry.  Upon the occurrence of a default by Tenant hereunder, Landlord may, upon any applicable notice and opportunity to cure, immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks.  If Landlord terminates Tenant’s possession of the Premises under this Section 23B, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises, and (iii) Landlord shall use reasonable effort to relet or attempt to relet the Premises.  Landlord may, however, at its sole option, relet the Premises or any part thereof on such terms and conditions as are reasonable for the geographic area in which the Premises is located.  If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent and additional charges due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, advertising costs, brokerage fees and leasing commissions, and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time.  Except as otherwise provided herein, Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.  No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to Section 23A above. In the event of the reletting by Landlord of the Premises to a person expressly assuming Tenant’s obligations under this Lease, Tenant shall thereby be released from any further obligations hereunder, and Landlord agrees to look solely to such successor in interest of the Tenant for performance of such obligations.  Upon such reletting, Tenant shall be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the reletting.

23C.  Cure of Default.  Upon the occurrence of a default hereunder by Tenant, Landlord may, upon any applicable notice and opportunity to cure, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any direct and actual expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except for such damages caused by the gross negligence or willful misconduct of Landlord or its agents.

23D.  Cumulative Remedies.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

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In any of the above situations, Landlord shall have the duty to take reasonable action to mitigate Tenant’s damages.

24.DEFAULT BY LANDLORD.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Any failure by Landlord to so timely commence the cure will result in a default hereunder.

25.RECONSTRUCTION.  In the event the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Rent from the date of damage while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by the Tenant in the Premises.  If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Rent.

In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than fifty percent (50%) of the then full replacement cost of the Premises.  In the event the destruction of the Premises is to fifty percent (50%) or more of the full replacement cost, then Landlord shall have the option; (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Rent to be proportionately reduced as herein above in this Section provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice.  In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

Notwithstanding anything to the contrary contained in this Section, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section occurs during the last six (6) months of the Term of this Lease or any extension thereof.

26.EMINENT DOMAIN.  If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice.  If either less than or more than twenty-five percent (25%) of the Premises are taken (and neither party elects to terminate as herein

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provided), the Rent thereafter to be paid shall be equitably reduced.  In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given.

27.PARKING AND COMMON AREAS.  Landlord covenants that an area approximately equal to the parking areas as shown on the attached Exhibit “C” shall be at all times available for the non-exclusive use of Tenant during the Term of this Lease or any extension of the Term hereof, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such parking areas shall not constitute a violation of this covenant.  Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area or areas.

27A.  The Landlord shall keep the automobile parking areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof.

27B.  Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and sub-tenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and sub-tenants, to use said parking areas during the entire Term of this Lease, or any extension thereof, for ingress and egress, and automobile parking.

27C. Tenant, in the use of said parking areas, agrees to comply with such reasonable rules, regulations and charges for parking as the Landlord may adopt from time to time for the orderly and proper operation of said parking areas.  Such rules may include but shall not be limited to the following:  (1) the restriction of employee parking to a reasonably limited, designated area or areas; and (2) the regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant.

28.SIGNS.  Tenant may install and maintain such sign or signs as have first received the written approval of the Landlord as to type, size, color, location, copy nature and display qualities, which approval shall not be unreasonably withheld. Tenant is responsible for full payment for the sign to sign company.

29.AUCTIONS.  Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

30.HOURS OF BUSINESS.  Subject to the provisions of Section 25 hereof, and to reasonable periods of closing, not to exceed ten (10) consecutive days in any one calendar year, Tenant shall continuously during the Term hereof conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in Addison, Texas; provided, however, that this provision shall not apply if the

Amended and Restated Office Lease – Page 11

Premises should be closed and the business of Tenant temporarily discontinued therein due to strikes, lockouts or similar causes beyond the reasonable control of Tenant.

31.GENERAL PROVISIONS.

(a)Waiver. The waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such Rent.

(b)Marginal Headings.  The marginal headings and section titles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(c)Time.  Time is of the essence of this Lease and each and all of its provisions in where performance is a factor.

(d)Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment in this Lease, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(e)Recordation.  Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

(f)Quiet Possession.  Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Term hereof, subject to all the provisions of this Lease.

(g)Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges.  Rent is due on the first of each month and late after the 10th day of each month. Accordingly, if any installment of Rent or any sum due from Tenant shall not be received by Landlord in accordance with these terms, then Tenant shall pay to Landlord a late charge of $25.00 per day, or an amount equal to the maximum amount permitted by law, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder.  The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.

Amended and Restated Office Lease – Page 12

Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(h)Prior Agreements.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  Except as specifically provided herein in Section 6, no provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(i)Inability to Perform.  This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(j)Partial Invalidity.  Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(k)Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(l) Choice of Law.  This Lease shall be governed by the laws of the State of Texas.

(m)Sale of Premises by Landlord.  Landlord may sell the Premises or the Office Complex at any time, with or without notice to Tenant.  In the event of any sale of the Premises or Office Complex by Landlord during the Term (or any subsequent Term) of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale, and the Lease shall automatically terminate on the date of the consummation of such sale.

(n)Subordination, Attornment.  Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

Amended and Restated Office Lease – Page 13

The provisions of this Section to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the Term hereof.

(o)Notices.  All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing.  All notices and demands by the Landlord to the Tenant shall be either hand delivered or sent by United States Mail with return receipt requested, postage prepaid, addressed to the Tenant at the Premises, and to the address herein below, or to such other place as Tenant may from time to time designate in a notice to the Landlord.  All notices and demands by the Tenant to the Landlord shall be either hand delivered or sent by United States Mail with return receipt requested, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To Landlord at:	Longfellow Energy, LP Attn: Michael S. Haynes 16803 Dallas Parkway Addison, Texas 75001
To Tenant at:	TransAtlantic Petroleum (USA) Corp. Attn: Chad Burkhardt 16803 Dallas Parkway Addison, Texas 75001 With a copy to N. Malone Mitchell, 3rd at the same address.

(p)Authority of Tenant.  The individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant.

(q)Arbitration.  Landlord and Tenant agree that any claim, controversy, or dispute arising out of or relating to this Lease shall, except as set forth herein, be settled by arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  This agreement to arbitrate shall survive the termination of this Lease.  Any arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be final, binding, and enforceable in any court of competent jurisdiction.  In any dispute in which a party seeks in excess of $1,000,000 in damages, three (3) arbitrators shall be employed.  Otherwise, a single arbitrator shall be employed.  All costs relating to the arbitration shall be borne equally by the parties, other than their own attorney’s fees.  The arbitrators shall not award punitive damages.

32.EXCULPATORY LANGUAGE.  If Landlord fails to perform its obligations in accordance with any of the provisions of this Lease, Landlord agrees that it shall, to the extent and under the conditions provided for in this Lease, be liable to Tenant on account of any damages

Amended and Restated Office Lease – Page 14

caused thereby, but Tenant agrees that any money judgment resulting from such failure shall be satisfied only out of Landlord's interest in the building of which the Premises are a part, and no other real, personal, or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, directors, partners, or principals of such partners comprising the Landlord, shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any such judgment, ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then-grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee.  The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

33.HAZARDOUS MATERIALS.  During the term of this Lease, Tenant shall comply with statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the presence, storage, use, maintenance and removal of asbestos, PCB transformers, other toxic, hazardous or contaminated substances and underground storage tanks (collectively, “Hazardous Materials”) in, on or about the Premises, which presence, storage, use, maintenance or removal is caused or permitted by Tenant.  In no event shall the aforesaid be construed to mean that Landlord has given or will give its consent or that Tenant need not obtain Landlord's consent prior to Tenant’s storing, using, maintaining or removing hazardous materials in, on or about the Premises.

[The Remainder of this Page is Intentionally Left Blank - Signature Page Follows]

Amended and Restated Office Lease – Page 15

Signature Page to Amended and Restated Office Lease

LANDLORD:

Longfellow Energy, LP

By:  /s/ Todd Dutton

          Todd Dutton, President

TENANT:

TransAtlantic Petroleum (USA) Corp.

By:  /s/ Chad Burkhardt

       Chad Burkhardt, Vice President

General Counsel, Corporate Secretary

Amended and Restated Office Lease – Page 16

Exhibit “A”

Location and Dimensions of the Premises

See Attached

Amended and Restated Office Lease – Exhibit “A”

Exhibit “B”

Rules and Regulations

1.

In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control.  Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations.  Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2.

Tenant shall not place, or cause or allow to be placed, any sign, notice or lettering whatsoever, in about or on the exterior of the Premises, except in and at such places as may be designated by Landlord and consented to by Landlord in writing, which consent shall not be unreasonably withheld or delayed.  Any such sign, notice or lettering so placed without such consent may be removed by Landlord without notice and at the expense of Tenant.

3.	All waste, paper, refuse and garbage shall be deposited by Tenant only in those containers provided by Tenant, or, if applicable, by Landlord, to be located in areas designated by Landlord.

4.

Tenant shall not place, or cause to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises.  Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

5.	Canvassing, soliciting or peddling on the Premises is prohibited and Tenant shall cooperate reasonably to prevent same.

6.

Landlord shall the right to exclude any person from the Premises, and any person on the Premises will be subject to identification by employees and agents of Landlord.  If Tenant desires additional security service for the Premises, Tenant shall have the right to obtain such additional service at Tenant’s sole cost and expense.  Tenant shall keep the doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property.  In case of invasion, mob, riot or public incitement, the Landlord reserves the right to prevent access to the Premises during the continuance of same by taking measures for the safety of Tenant and property or persons in or on the Premises.

7.

Only workmen employed, designated, or approved by Landlord, which approval shall not be unreasonably withheld, may be employed for repairs, installations, alterations, painting, material moving or other similar work that may be done in or on the Premises.

Amended and Restated Office Lease – Exhibit “B”

8.

Tenant shall not bring or permit to be brought or kept in or on the Premises any flammable, combustible, corrosive, caustic, or explosive substance, or firearms, except for those required for Tenant’s primary business and approved in writing by the Landlord.

9.

Tenant shall not mark, paint, drill into, or in any way deface any part of the Premise.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

10.

No additional bolts or locks of any kind shall be placed on any door in the Premises and no lock on any door therein shall be changed or altered in any respect.  Tenant shall not make duplicate keys.  All keys shall be returned to Landlord upon termination of this Lease.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when Premises are not in use.

11.

Tenant shall give immediate notice to Landlord in the case of known theft, unauthorized solicitation or accident on the Premises, of known defects therein or in any fixtures, and of any known emergency on the Premises.

12.	No animals shall be brought or kept in or on the Premises, with the exception of guide dogs accompanying handicapped persons.

13.	No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

14.	Tenant shall at all times use, maintain and occupy the Premises in a careful, safe, property and lawful manner, and keep the Premises and its appurtenances in a clean and safe condition.

15.	Tenant shall keep all glass in the doors and windows of the Premises clean and in good repair. Glass breakage shall be repaired at Tenant’s expense.

16.	Tenant shall not hold any auction, fire, bankruptcy, or other type of sale in or on the Premises.

17.

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expenses of breakage, stoppage or damage resulting from violation of this rule shall be borne by Tenant.

18.

All Tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes.  Tenant shall obtain written approval from the Landlord prior to commencement of any such modifications and shall deliver as-built plans to Landlord upon completion.

Amended and Restated Office Lease – Exhibit “B”

19.	Any vehicle improperly parked or parked in any unauthorized parking area on the Premises shall be towed at the vehicle owner’s expense and without further or additional notice.

20.

Persons using the parking areas on the Premises do so at their own risk.  Landlord specifically disclaims all liability for any personal injury incurred by users of the parking areas on the Premises, including users’ agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or contents thereof, as a result of the operation or parking of vehicles in the parking areas.

* * * * *

Amended and Restated Office Lease – Exhibit “B”

Exhibit “C”

Parking Area Map

Amended and Restated Office Lease – Exhibit “C”

Exhibit “D”

NOTICE OF CANCELLATION OF

16803 North Dallas Parkway

OFFICE LEASE

This NOTICE OF CANCELLATION OF OFFICE LEASE is entered into as of the 1st day of January, 2017 (the “Effective Date”), between Longfellow Energy, LP, a Texas limited partnership (“Landlord”) and TransAtlantic Petroleum (USA) Corp., previously a Colorado company, now a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated effective August 23, 2011 (“2011 Lease”);

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated effective April 5, 2013 (“2013 Lease”); and

WHEREAS, Landlord and Tenant desire to cancel only the 2011 Lease, as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree that the 2011 Lease is cancelled and is of no further force or effect as of the Effective Date.  Neither Landlord nor Tenant shall have any obligations to the other with respect to such 2011 Lease as of the Effective Date.

Executed this ___ day of ________, 2017.

 LANDLORD:

Longfellow Energy, LP,

  A Texas limited partnership

By:_____________________________________

Todd Dutton, President

TENANT:

Transatlantic Petroleum (USA) Corp.,

   A Delaware corporation

By:_______________________________________

Chad Burkhardt, General Counsel

Amended and Restated Office Lease – Exhibit “D”